As filed with the Securities and Exchange Commission on June 27, 2018.

Registration No. 333-224358

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE LOVESAC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	5712	32-0514958
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Two Landmark Square, Suite 300
Stamford, Connecticut 06901
(888) 636-1223
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shawn Nelson
Chief Executive Officer
The Lovesac Company
Two Landmark Square, Suite 300
Stamford, Connecticut 06901
(888) 636-1223
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David N. Feldman, Esq. Duane Morris LLP 1540 Broadway New York, New York 10036-4086 (212) 692-1036	Steven D. Pidgeon, Esq. Sidney Burke, Esq. DLA Piper LLP (US) 2525 E. Camelback Road, Suite 1000 Phoenix, Arizona 85016 (480) 606-5100

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Common stock, $0.00001 par value per share(2)	$64,400,000	$8,017.80
Representative’s Warrant to Purchase Common Stock(3)
Common Stock Underlying Representative’s Warrant, $0.00001 par value per share(4)	5,409,600	673.49

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1993, as amended (the “Securities Act”).
(2)	Includes the aggregate offering price of additional shares the underwriters have the option to purchase in this offering to cover over-allotments, if any.
(3)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s common stock underlying the Representative’s Warrant are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to Roth Capital Partners, LLC a warrant to purchase up to 281,750 shares of our common stock, which equates to 7% of the number of shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein), exercisable within five (5) years after the effective date of this registration statement. The warrant is exercisable at a price per share equal to 120% of the public offering price. The initial issuance of the Representative’s Warrant and resales of shares of common stock issuable upon exercise of the Underwriter Warrant are registered hereby. See “Underwriting — Representative’s Warrant.”
(5)	The registrant previously paid filing fees of $7,583.26 in connection with previous filings of its registration statement on Form S-1 (File No. 333-224358).

The Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by The Lovesac Company, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224358) (the “Prior Registration Statement”), initially filed by the Registrant on April 20, 2018 and declared effective by the Securities and Exchange Commission on June 26, 2018. This Registration Statement is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $8,899,850. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
5.1	Opinion of Duane Morris LLP regarding the legality of the securities being registered
23.1	Consent of Marcum LLP
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford in the State of Connecticut, United States of America on June 27, 2018.

THE LOVESAC COMPANY

By:	/s/ Shawn Nelson
Shawn Nelson
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Shawn Nelson	June 27, 2018
Shawn Nelson
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Donna Dellomo	June 27, 2018
Donna Dellomo
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

*	June 27, 2018
Jack Krause
President and Chief Operating Officer

*	June 27, 2018
Andrew Heyer
Chairman and Director

*	June 27, 2018
David Yarnell
Director

*	June 27, 2018
William Phoenix
Director

*	June 27, 2018
Jared Rubin
Director

*	June 27, 2018
Christopher Bradley
Director

*	June 27, 2018
John Grafer
Director

* By:	/s/ Shawn Nelson
Shawn Nelson
Attorney-in-Fact

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